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                             UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       August 21, 1996
                                                ------------------------------
                              Isco, Inc.
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        (Exact name of registrant as specified in its charter)


        Nebraska                      0-14429             47-0461807
(State or other jurisdiction        (Commission         (IRS Employer
     of incorporation)              File Number)       Identification No.)


         4700 Superior Street, Lincoln, NE                       68504
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      (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code         (402) 464-0231
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Item 2. Acquisition or Disposition of Assets

On August 21, 1996 Isco acquired substantially all of the assets and assumed selected liabilities of Suprex Corporation, a Pennsylvania corporation located in Pittsburgh, Pennsylvania. The acquisition was accomplished pursuant to a Purchase and Assumption Agreement dated August 9, 1996 between the parties. At the closing, Isco paid Suprex $2,850,000 for the assets and assumed basically the trade payables of Suprex, subject to a $250,000 escrow account hold-back to cover certain post-closing adjustments, including warranty claims. The purchase price was arrived at through arms-length negotiations among Isco, Suprex management, and Suprex' investment bankers.

Suprex manufactured a variety of super critical fluid extraction (SFE) products, principally for use in the food products business. Isco intends to add the SFE products to its existing line of SFE products. Isco did not acquire, either by purchase or long term lease, any of the manufacturing facilities utilized by Suprex and intends to relocate the manufacturing assets to its plant in Lincoln, Nebraska.

Isco liquidated investment securities to obtain the cash to purchase the Suprex assets.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired:

          (1) The audited financial statements of Suprex Corporation for the year ended December 31, 1995 and unaudited financial statements for the periods ending June 30, 1995 and 1996 will be included in Form 8-KA.

     (b)  Pro Forma Financial Information:

          (1) Pro forma financial information reflecting the acquisition of the Suprex assets and assumption of liabilities as of July 26, 1996 and for the year then ended will be furnished on Form 8-KA.

     (c)  Exhibits:  Not Applicable


                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       ISCO, INC.,


Date  October 17, 1996                 By: /s/ Philip M. Wittig
      ----------------                     ---------------------------
                                               Philip M. Wittig
                                               Chief Financial Officer
                                                and Treasurer